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                                                                     Exhibit 4.4

                             CERTIFICATE OF TRUST
                                      OF
                      FIRST COMMONWEALTH CAPITAL TRUST I


     THIS CERTIFICATE OF TRUST of First Commonwealth Capital Trust I (the "Trust"), dated as of August 16, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.) (the "Act").
              -------           -- ---

     (i)   Name.  The name of the business trust being formed hereby is First
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Commonwealth Capital Trust I.

     (ii)  Delaware Trust.  The name and business address of the trustee of the
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Trust in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market
Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

     (iii) Effective Date.  This Certificate of Trust shall be effective as of
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its filing with the Secretary of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.


                                THE CHASE MANHATTAN BANK, as trustee

                                By:  /s/ J. Adamis
                                     -------------------------------------
                                     Name:  J. Adamis
                                     Title: Assistant Vice President


                                CHASE MANHATTAN BANK DELAWARE, as trustee


                                By:  /s/ John J. Cashin
                                     -------------------------------------
                                     Name:  John J. Cashin
                                     Title: Vice-President